                                                                     EXHIBIT 5.1



                           SMITH, GAMBRELL & RUSSELL, LLP
                                   ATTORNEYS AT LAW
   TELEPHONE                   SUITE 3100, PROMENADE II               WEBSITE
(404) 815-3500               1230 PEACHTREE STREET, N.E.         WWW.SGRATL.COM
   FACSIMILE                 ATLANTA, GEORGIA 30309-3592
(404) 815-3509
                                      --------

                                ESTABLISHED 1893

Exhibit 5.1

                                 August 21, 1998


Radiant Systems, Inc.
1000 Alderman Drive
Alpharetta, Georgia 30005

                           RE:      Radiant Systems, Inc.
                                    Registration Statement on Form S-8
                                    1,000,000 Shares of no par value
                                    Common Stock
                                    Employee Stock Purchase Plan

Ladies and Gentlemen:

         We have acted as counsel for Radiant Systems, Inc. (the "Company") in connection with the registration of 1,000,000 shares of its no par value Common Stock (the "Shares") reserved to the Company's Employee Stock Purchase Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4)      The Registration Statement, including all exhibits thereto.

Radiant Systems, Inc.
August 21, 1998
Page Two



         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP



                                    /s/  Robert T. Molinet
                                    Robert T. Molinet